EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	Other	1,845,110(2)	$3.26(4)	$6,015,058.60(4)	0.0001102	$662.86

Equity	Common Stock, par value $0.001 per share	Rule 457(c) and 457(h)	154,890(3)	$3.215(5)	$497,971.35(5)	0.0001102	$54.88

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	100,000(6)	$12.62(7)	$1,262,000.00(7)	0.0001102	$139.07

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	80,000(6)	$12.02(7)	$961,600(7)	0.0001102	$105.97

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	5,750(6)	$12.05(7)	$69,287.50(7)	0.0001102	$7.64

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	31,500(6)	$12.69(7)	$399,735.00(7)	0.0001102	$44.05

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	30,500(6)	$9.89(7)	$301,645.00(7)	0.0001102	$33.24

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	55,500(6)	$7.93(7)	$440,115.00(7)	0.0001102	$48.50

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	18,000(6)	$9.91(7)	$178,380.00(7)	0.0001102	$19.66

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	19,700(6)	$7.99(7)	$157,403.00(7)	0.0001102	$17.35

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	42,900(6)	$5.60(7)	$240,240.00(7)	0.0001102	$26.47

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	10,700(6)	$4.42(7)	$47,294.00(7)	0.0001102	$5.21

Equity	Common Stock, par value $0.001 per share, issuable under the Nonqualified Stock Option Award	Rule 457(h)	3,000(6)	$2.68(7)	$8,040(7)	0.0001102	$0.89

Total Offering Amounts					$10,578,769.45		$1,165.78

Total Fees Previously Paid							–––

Total Fee Offsets							–––

Net Fee Due							$1,165.78

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock, par value $0.001 per share (“Common Stock”), of EyePoint Pharmaceuticals, Inc. (the “Registrant”) reserved for issuance pursuant to options outstanding under the Registrant’s 2016 Long-Term Incentive Plan, as amended (the “Amended Plan”), as of the date of this registration statement, which shares of Common Stock of the Registrant were added to the shares reserved under the Amended Plan on September 23, 2022.

(3)

Represents shares of Common Stock of the Registrant that were added to the shares reserved under the Amended Plan on September 23, 2022 that are not subject to an outstanding awards under the Amended Plan and are not outstanding as of the date of this registration statement.

(4)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the Amended Plan as of the date of this registration statement.

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, on the basis of the average of the high and low prices for a share of the Registrant’s common stock as reported on the Nasdaq Global Market on January 6, 2023, which date is a date within five business days of the filing of this registration statement.

(6)

Represents shares of Common Stock issuable upon the exercise of the nonqualified stock option awards granted to employees of the Registrant between January 1, 2022 and December 31, 2022 as an inducement material to each such employee’s acceptance of employment with the Registrant (the “Inducement Awards”).

(7)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the price at which the Inducement Awards may be exercised.